Exhibit 99.1

Joint Filer Information

Joint Filer Information

Each of the following joint filers has designated Crestview Partners GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners, L.P. c/o Crestview Partners GP, L.P. 667 Madison Avenue New York , NY 10065

2.	Crestview Offshore Holdings (Cayman), L.P. c/o Crestview Partners GP, L.P. 667 Madison Avenue New York , NY 10065

3.	Crestview Partners (PF), L.P. c/o Crestview Partners GP, L.P. 667 Madison Avenue New York , NY 10065

4.	Crestview Holdings (TE), L.P. c/o Crestview Partners GP, L.P. 667 Madison Avenue New York , NY 10065

5.	Crestview Partners (ERISA), L.P. c/o Crestview Partners GP, L.P. 667 Madison Avenue New York , NY 10065

6.	Forest Holdings LLC c/o Crestview Partners GP, L.P. 667 Madison Avenue New York , NY 10065

7.	Forest Holdings (ERISA) LLC c/o Crestview Partners GP, L.P. 667 Madison Avenue New York , NY 10065

Issuer and Ticker Symbol: FBRC

Date of Event Requiring Statement: November 20, 2013

Crestview Partners, L.P.
Crestview Partners (PF), L.P.
Crestview Partners (ERISA), L.P.
Crestview Holdings (TE), L.P.
Crestview Offshore Holdings (Cayman), L.P.

By: Crestview Partners GP, L.P., as General Partner
By: Crestview, L.L.C., as General Partner

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

Forest Holdings LLC

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

Forest Holdings (ERISA) LLC

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

Date:                      November 22, 2013